SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 8, 2004

(Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-19297	55-0694814

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 989, Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)

(276) 326-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS
SIGNATURE
EX-99.1

ITEM 5. OTHER EVENTS

     On July 8, 2004 First Community Bancshares, Inc. (the “Company”), announced that it had terminated its previously announced agreement to sell its United First Mortgage subsidiary to certain members of UFM’s management.

     A copy of the press release issued in connection with this termination is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

By:	/s/ Robert L. Schumacher
Robert L. Schumacher
Senior Vice President and
Chief Financial Officer

     Date: July 8, 2004.